UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 18, 2005

Date of Report (Date of earliest event reported)

AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-6263	36-2334820
(Commission File Number)	(IRS Employer Identification No.)

One AAR Place, 1100 N. Wood Dale Road

Wood Dale, Illinois 60191

 (Address and Zip Code of Principal Executive Offices)

Registrant’s telephone number, including area code:  (630) 227-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                            Regulation FD Disclosure

On November 15, 2005, AAR CORP. (the “Company”) presented an overview of the Company’s operations to investors. The presentation is published on the Company’s website at www.aarcorp.com.

During the presentation the Company reviewed historical results for the first quarter of fiscal 2006 (ended August 31, 2005), noting that the Company, helped by favorable trends in the industry, achieved sales growth of 22% during the quarter. The Company also mentioned previously announced contract awards received during August and September, 2005, including supply chain management programs for Mesa Air Group and the U.K. Ministry of Defense, and a U.S. Air Force pallet supply contract. The Company indicated that if the favorable industry trends continue and the Company continues to execute its business plan well, it believes that the first quarter sales growth rate should be sustainable for the near future and, if such sales growth is achieved, operating margins should approach the Company’s internal goal of 10% in the fourth quarter of fiscal 2006, which typically is a seasonably strong quarter for the Company. The Company commented, however, that achieving such results would not be without challenges and risks and would be affected by such factors as future jet fuel prices, long-term profitability of commercial airlines and other customers, and the integration and training of significant numbers of new employees (e.g. approximately 400 new employees in fiscal 2006).

The information furnished under Item 7.01 of this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 9.01                                            Financial Statements and Exhibits

(c)                                  Exhibits

99.1                           Presentation by AAR management to investors on November 15, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2005

AAR CORP.

	By:	/s/ TIMOTHY J. ROMENESKO
Timothy J. Romenesko
Vice President-Chief Financial Officer &
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Presentation by AAR management to investors on November 15, 2005.